Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-283135
November 5, 2025


Canary Capital @CanaryFunds · 2s
The canary HBAR ETF $HBR
- The first spot HBR ETF
- $20.4 million in trading volume last week
- $70 million in AUM EOD Friday
HBR
Canary HBAR ETF
Now available with your broker
HBR
canary capital
Canary Capital @CanaryFunds · 1s
This material must be accompanied by a prospectus. Please read the prospectus carefully before investing. To obtain a current prospectus, visit etfs.canary.capital/LTCC/prospectu...
The Fund's investment objectives, risks, charges and expenses should be considered before investing.
The Fund...
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Canary HBAR ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/HBR/.